Exhibit 99.1

www.angieslist.com

Angie's List Appoints J. Mark Howell as Interim CEO

INDIANAPOLIS - July 1, 2015 - Angie's List, Inc. (NASDAQ: ANGI), a local services marketplace and leading provider of consumer reviews, today announced that J. Mark Howell, its Chief Operating Officer, has been named Interim Chief Executive Officer, effective July 1, 2015, following the resignation of its co-founder Bill Oesterle that had previously been announced on April 15, 2015. Mr. Howell will step in as interim CEO while the Board continues its search for Mr. Oesterle’s permanent successor. Mr. Oesterle decided that this was an appropriate time to step down given the significant increase in demands for his attention outside of the business. He has also resigned from the Company’s Board of Directors, effective June 30, 2015.

“Angie’s List has a strong and talented management team and the company remains focused on executing against its marketplace strategy,” said John Chuang, Chairman of the Board. “Mark has extensive leadership experience in a public company setting and, having served successfully as Angie’s List’s COO for more than two years, has a deep understanding of the company’s strategy and operations, which will be critical during this transition period.”

“On behalf of Angie’s List and its shareholders, I want to thank Bill for the many years of service, dedication and innovation he has provided to the company and wish him the best of luck as he moves onto his civic endeavors in a fulltime capacity,” continued Chuang.

“As COO, I have worked very closely with Bill and the management team and look forward to leading Angie’s List through the transition to its next CEO,” said Howell.  “The Company has a loyal, engaged member base, deep service provider relationships and a solid product pipeline. The team is eager to continue to grow our business.”

Mr. Howell, age 50, has served as the Company’s Chief Operating Officer since March, 2013. Prior to joining the Company, Mr. Howell worked at President of Ingram Micro Mobility, Americas, a provider of technology products who acquired Brightpoint, Inc. in 2012. From 1994 through 2012, Mr. Howell held various executive positions at Brightpoint, a supply chain services provider to the wireless industry, including President, Chief Operating Officer and Chief Financial Officer. Before joining Brightpoint, he was Corporate Controller for ADESA Corporation and an accountant with Ernst & Young LLP. Mr. Howell holds a Bachelor Degree in Business Administration from the University of Notre Dame.

“I have decided that now is the right time for me to step down as CEO in order to concentrate more fully on the civic issues that matter most to me,” said Oesterle. “I am very proud of what we have accomplished over 20 years and look forward to following the company’s progress in the future.”

About Angie's List

Angie's List helps facilitate happy transactions between more than three million consumers nationwide and its collection of highly-rated service providers in 720 categories of service, ranging from home improvement to health care. Built on a foundation of authentic reviews of local service, Angie's List connects consumers directly to its online marketplace of services from member-reviewed providers, and offers unique tools and support designed to improve the local service experience for both consumers and service professionals.

Forward-Looking Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including statements regarding the Company’s CEO transition, product pipeline and its business outlook. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events or results and are subject to various risks and uncertainties that may cause actual results, performance or achievements to differ materially from those that we expected, including: possible adverse changes in general economic conditions and their impact on member confidence and spending; possible inability to predict and respond in a timely manner to changes in member demand; possible loss of key management or inability to attract and retain the talent required for our business; possible inability to renew memberships; and possible inability to successfully implement our growth strategies or manage our growing business. For a discussion of these and other risks and uncertainties that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to the filings we make with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Investor Relations
Leslie Arena
317-808-4527
lesliea@angieslist.com

Or

Media
Debra DeCourcy, APR
317-713-0479
debra.decourcy@angieslist.com